UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2023

ALLIANCE ENTERTAINMENT HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40014	85-2373325
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8201 Peters Road, Suite 1000

Plantation, FL, 33324

(Address of Principal Executive Offices) (Zip Code)

(954) 255-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AENT	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	AENTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2023, John Kutch’s employment as the Chief Financial Officer of Alliance Entertainment Holding Corporation (the “Company”) was terminated as part of a workforce reduction, and Mr. Kutch resigned from his position as a member of the Board of Directors of the Company (the “Board”). Mr. Kutch’s termination and resignation were not based on any disagreement with the Company’s policies or practices. The Board reduced the size of the Board of Directors to six members as a result of Mr. Kutch’s resignation.

On October 24, 2023, the Board appointed Jeffrey Walker, the Company’s Chief Executive Officer, to replace Mr. Kutch as Chief Financial Officer and the Company’s Principal Financial and Accounting Officer.

Mr. Walker, age 56, has been the Company’s Chief Executive Officer since February 2023 and was the Chief Executive Officer of AENT Corporation (f/k/a Alliance Entertainment Holding Corporation) prior to the Company’s initial business combination (“Legacy Alliance”) since 2013. Mr. Walker has also been a director of the Company since February 2023 and a director of Legacy Alliance since 2013. In 1990, Mr. Walker co-founded the CD Listening Bar, Inc., a retail music store. A few years later, Mr. Walker started wholesaling CDs from the back of the store, beginning the journey to create Super D, a music wholesaler founded in 1995. In 2001, Mr. Walker and co-founder David Hurwitz sold a third of Super D to Bruce Ogilvie. Over the next two decades, Mr. Ogilvie and Mr. Walker continued to grow Super D’s presence in the music wholesaling space, with the acquisition of Legacy Alliance in 2013. Mr. Walker also served as Chief Financial Officer of CD Listening Bar, Inc. and Super D until the acquisition of Legacy Alliance. Mr. Walker has been responsible for overseeing Alliance’s acquisition strategy and financings. In 2015, Jeff was awarded E&Y’s Distribution Entrepreneur of the Year award in Orange County. Mr. Walker received a bachelor’s degree in economics from the University of California–Irvine.

Mr. Walker has not entered into any material plan, contract, or arrangement in connection with his appointment as Chief Financial Officer. There are no arrangements or understandings between Mr. Walker and any other person pursuant to which Mr. Walker was selected as Chief Financial Officer.

No changes to Mr. Walker’s base salary or other employment arrangements are contemplated in connection with his appointment as Chief Financial Officer. The material terms of such arrangements, as well as any transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K, are described in the Company’s previous filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on October 18, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2023	ALLIANCE ENTERTAINMENT HOLDING CORPORATION

	By:	/s/ Bruce Ogilvie
Name: Bruce Ogilvie Title: Executive Chairman

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